TRIMAS ENTERS INTO AGREEMENT TO SELL TRIMAS AEROSPACE FOR $1.45 BILLION
BLOOMFIELD HILLS, Michigan, November 4, 2025 – TriMas (NASDAQ: TRS) announced today that it has entered into a definitive agreement to sell its Aerospace segment for an all-cash purchase price of approximately $1.45 billion to an affiliate of Tinicum L.P. (the “Transaction”). Funds managed by Blackstone will be a minority investor in the Transaction. The purchase price represents an enterprise value multiple of approximately 18x last twelve months (LTM) third quarter 2025 adjusted EBITDA(1).
“As previously communicated, the TriMas Board of Directors has been actively evaluating strategic options to optimize our business portfolio and unlock greater value for our shareholders,” commented Herbert Parker, TriMas’ Board of Directors Chair. “We are pleased to announce this agreement, which we believe represents a compelling valuation and validates the strength of the aerospace business we’ve built. Over the past several years, our aerospace leadership team has executed a significant transformation, delivering sustained sales growth, deepening customer partnerships and driving meaningful operational improvements. This transaction reflects the high-quality nature of the business and its continued strong momentum.”
“This transaction represents a win for our employees, our shareholders and the future of our business,” said Thomas Snyder, TriMas President & Chief Executive Officer. “Upon completion of this divestiture, we will be centered around a more focused, high-margin packaging platform that will enable us to capitalize on long-term growth and deliver superior value. Our top priority is reinvesting to drive profitable growth, including through targeted high-quality acquisitions. In support of that, we’ve established a Strategic Investment Committee, which will guide disciplined evaluation and prioritization of potential acquisitions that best align with our growth strategy. This committee will also actively evaluate additional options, including returning capital to shareholders and strengthening our balance sheet.”
The closing is expected to occur by the end of the first quarter of 2026, subject to customary regulatory approvals and closing conditions. PJT Partners and BofA Securities are serving as financial advisors and have led the sale process, while Jones Day is serving as outside legal counsel for TriMas. Solomon Partners acted as financial advisor to the Purchaser. Kirkland & Ellis served as legal counsel to Takeoff Buyer, Inc. and to Blackstone, while Goodwin Procter advised Tinicum.
“We would like to thank the TriMas Aerospace team for its contributions to TriMas and its leadership throughout the sale process. We are also extremely proud of the great work our broader team has done to strengthen and improve its business, and we remain committed to delivering the highest level of service to TriMas Aerospace customers during this transition,” concluded Snyder.
About TriMas
TriMas designs and manufactures a diverse set of products primarily for the consumer products, aerospace and industrial markets through its TriMas Packaging, TriMas Aerospace and Specialty Products groups. Our approximately 3,900 dedicated employees in 13 countries provide customers with a wide range of innovative and quality product solutions through our market-leading businesses. TriMas is publicly traded on the NASDAQ under the ticker symbol “TRS,” and is headquartered in Bloomfield Hills, Michigan. For more information, please visit www.trimas.com.
About TriMas Aerospace
TriMas Aerospace is a leading provider of highly-engineered fasteners and precision-machined components for mission-critical applications across the global commercial aerospace and defense industries. Backed by a portfolio of trusted brands, including Monogram Aerospace Fasteners™, Allfast

Fastening Systems®, Mac Fasteners™, TFI Aerospace, TriMas Aerospace Germany, Martinic Engineering™, RSA Engineered Products™ and Weldmac Manufacturing Company, TriMas Aerospace delivers innovative solutions that meet the most rigorous industry standards. With approximately $374 million in revenue over the last twelve months, the business operates nine manufacturing facilities and employs around 1,250 dedicated team members, all focused on supporting the evolving needs of aerospace customers worldwide.
Notice Regarding Forward-Looking Statements
Any "forward-looking" statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, contained herein, including those relating to the Transaction and TriMas’ business, financial condition or future results, involve risks and uncertainties, including, but not limited to: the ability to consummate the Transaction on the expected terms and within the anticipated time period, or at all, which is dependent on the satisfaction of certain closing conditions, some of which are outside of TriMas’ control; TriMas’s ability to realize the expected benefits of the Transaction; the risk that regulatory approvals that are required to complete the Transaction may not be received, may take longer than expected or may impose adverse conditions; general economic and currency conditions; competitive factors; market demand; our ability to realize our business strategies; government and regulatory actions, including, without limitation, the impact of current and future tariffs and reciprocal tariffs, quotas and surcharges, as well as climate change legislation and other environmental regulations; our ability to identify attractive acquisition candidates, successfully integrate acquired operations or realize the intended benefits of such acquisitions; pressures on our supply chain, including availability of raw materials and inflationary pressures on raw material and energy costs, and customers; the performance of our subcontractors and suppliers; risks and uncertainties associated with intangible assets, including goodwill or other intangible asset impairment charges; risks associated with a concentrated customer base; information technology and other cyber-related risks; risks related to our international operations, including, but not limited to, risks relating to tensions between the United States and China; changes to fiscal and tax policies; intellectual property factors; uncertainties associated with our ability to meet customers’ and suppliers’ sustainability and environmental, social and governance ("ESG") goals and achieve our sustainability and ESG goals in alignment with our own announced targets; litigation; contingent liabilities relating to acquisition and disposition activities; interest rate volatility; our leverage; liabilities imposed by our debt instruments; labor disputes and shortages; the disruption of operations from catastrophic or extraordinary events, including, but not limited to, natural disasters, geopolitical conflicts and public health crises; the amount and timing of future dividends and/or share repurchases, which remain subject to Board approval and depend on market and other conditions; our future prospects; and other risks that are discussed in Part I, Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2024, and Part II, Item 1A, "Risk Factors," in our subsequent Quarterly Reports on Form 10-Q. The risks described in our Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements, except as required by law.

(1)Adjusted EBITDA for the last twelve months ended September 30, 2025, is defined as net income plus expense (benefit) for interest, taxes, depreciation, amortization and non-cash stock compensation, all as adjusted for the impact of Special Items, and including an estimate of standalone costs.

Contact
Sherry Lauderback
VP, Investor Relations, Communications & Sustainability
(248) 631-5506
sherry.lauderback@trimas.com